Exhibit 10.11

LEASE EXPANSION AND AMENDING AGREEMENT

THIS AGREEMENT made as of the 1st day of July, 2013.

B E T W E E N:

250 BOWIE HOLDINGS INC.

(the “Landlord”)

- and -

CANADA GOOSE INC

(the “Tenant”)

WHEREAS:

A. By a lease made the 3rd day of February, 2012 (the “Lease”), the Landlord leased to the Tenant certain premises containing approximately 101,593 square feet of rentable area (the “Existing Premises”), on the first floor the building municipally known as 250 Bowie Avenue, Toronto, ON (the “Building”) and shown on the plan attached as Schedule “A” to the Lease, upon and subject to the terms and conditions thererin set out;

B. The Tenant has agreed with the Landlord to lease additional premises in the Building comprising approximately 16,600 square feet of contiguous space on the terms and conditions hereinafter set forth;

C. The total rentable area of the Existing Premises and the Expansion Premises (as defined below) has been certified as being 122,541 square feet in accordance with the area certificate attached as Schedule “C” hereto.

D. The Landlord and the Tenant have agreed to amend the Lease in accordance with and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged) and other mutual covenants and agreements, the parties do hereby agree as follows:

1.	The foregoing recitals are true in substance and in fact.

2.

The Landlord hereby leases to the Tenant, and the Tenant agrees to lease from the Landlord, those certain additional premises in the Building comprising approximately 16,600 square feet of rentable area as shown cross-hatched in black on Schedule “A” attached hereto (the “Expansion Premises”) for a term commencing on January 1, 2014

(the “Effective Date”) and expiring on June 30, 2023, upon the same terms, covenants and conditions as are contained in the Lease (including, without limitation, all covenants personal to the Tenant which may not run with the lands except that there shall be no inducement or allowance payable by the landlord to the Tenant for the Expansion Premises) except as otherwise provided herein.

3.	From and after July 1, 2013 (the “Expansion Fixturing Period Commencement Date”) and provided the Tenant has delivered to the Landlord evidence of the Tenant’s insurance in accordance with the Lease, the Tenant may go into possession of the Expansion Premises for purposes of carrying out Tenant’s work and for the purpose of operating its business. The period from July 1st, 2013 to December 31, 2013 shall hereinafter be described as the “Expansion Fixturing Period”. During the Expansion Fixturing Period provided for herein, all terms and conditions of the Lease shall apply, except the Tenant shall not be responsible for the payment of any Base Rent for the Expansion Premises however the Tenant shall be responsible for payment of Operating Costs and Taxes and for utilities consumed in the Expansion Premises and all other costs and expenses arising as a result of the Tenant’s being in possession of Expansion Premises, Including without limitation any costs or expenses arising as a result of the Tenant’s default under the Lease.

4.	(a) The Landlord covenants and agrees that it shall complete the Landlord’s work set out on Schedule “B” attached to this Agreement (“Landlord’s Expansion Work”), at Landlord’s sole cost and expense, by no later than December 31, 2013. Landlord warrants that as at the Expansion Fixturing Period Commencement Date, all Structural Elements of the Expansion Premises (including the roof) and the Building systems serving the Expansion Premises (including but not limited to the HVAC system) will be in good working order and repair and that the Expansion Premises complies with all applicable building codes.

(b) In addition to the HVAC units supplied by the Landlord in accordance with paragraph 2 of Schedule “B”, the Tenant may supply and install for the exclusive use of the Premises HVAC units in locations to be designated by the Tenant, as per approved plans.

5.	The Lease is hereby amended as follows:

(a)	From and after the Effective Date, all references in the Lease to the “Premises” shall be deemed to mean the Existing Premises plus the Expansion Premises.

(b)	In Section 2.01 of the Lease the “Warehouse Fixturing Period Commencement Date” shall be deemed to have commenced on July 1, 2013, and the “Warehouse Fixturing Period” shall be deemed to be the period from July 1, 2013 to and including December 31, 2013.

(c)	Section 2.03 of the Lease shall be amended to read as follows:

“During the Warehouse Fixturing Period provided for herein, all terms and conditions of this Lease shall apply, except that the Tenant shall not be required to pay any Base Rent (but shall be responsible for Operating Costs and Taxes in respect of the Warehouse and for utilities consumed in the Warehouse and all other costs and expenses arising as a result of the Tenant’s being in possession of the Warehouse, including without limitation any costs or expenses arising as a result of the Tenant’s default under this Lease).”

(d)	The Base Rent payable under Section 5.02 of the Lease for the Premises (the Existing Premises and the Expansion Premises) shall be as follows:

Period of Time	Annual Base Rent	Monthly Base Rent	Amount Per Square Foot of Rentable Area
January 1, 2014 to June 30, 2023	$857,787.00	$71,482.25	$7.00

6.	Landlord and Tenant acknowledge that neither of them have retained the services of a broker or agent in connection with this Agreement.

7.	Except as hereby amended, the parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect.

8.	It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

[SIGNATURE PAGE FOLLOWS]

9.	This Lease Extension and Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties have hereto duly executed this Lease Extension Agreement.

250 BOWIE HOLDINGS INC.

(Landlord)

Per:	/s/ Authorized Person
Name:

Title:

I have authority to bind the Corporation.

CANADA GOOSE INC.

(Tenant)

Per:	/s/ Dani Reiss
Name:

Title:

Per:
Name:
Title:

I/We have authority to bind the Corporation

SCHEDULE “A”

FLOOR PLAN SHOWING EXPANSION PREMISES

SCHEDULE “B”

LANDLORD’S WORK

LANDLORD’S WORK:

All to be completed by the Landlord at Landlord’s sole cost and expense unless otherwise provided in this Schedule “B”.

1. Landlord to erect a demising wall between the Expansion Premises and the rest of the Building per Tenant’s Concept Design Plan as is. As at the date of this Agreement, tenant acknowledges that the Landlord has completed the demising wall.

2. Landlord has supplied 2 x 10 tonne additional existing HVAC units in locations identified on Schedule B-l, which units the Landlord warrants will be in good working order and repair.

3. Landlord acknowledges and agrees that it shall be responsible for the costs of the supply and installation of new HVAC unit ordered and installed in the Phase I build out for the Tenant’s Premises the location of which is identified on Schedule B-l.

4. For greater certainty, the parties acknowledge and agree that the total number of existing HVAC units serving the whole of the Premises which have been supplied by the Landlord, for the exclusive use of the Tenant and the Premises, are shown on Schedule “B-l” attached hereto.

5. Electrical Capacity for the Expansion Premises: Landlord to provide for the Expansion Premises an electrical supply capacity of 400 AMPS @ 600/347 volt 3 phase 4 wire (including a new switch at Tenant’s expense at a cost first to be approved by the Tenant, acting reasonably).

6. Total electrical capacity of the entire Premises to be 1200 AMPS @ 600/347 volt 3 phase 4 wire.

7. Tenant acknowledges the Landlord’s intention to draw an additional 200 amps of electrical service from the adjoining street for the remainder of the building’s use and provided the Landlord does so by no later than December 31, 2013 and the Tenant shall reimburse the Landlord on a one time basis only for the reasonable out-of-pocket costs incurred by the Landlord.

8. Repair and reinforce damaged Structural I-beams.

9. Repair roof and window leaks in the entire Premises, as per the terms of the Lease. For greater certainty, the Expansion Premises becomes part of the Premises and the same covenants apply.

All such work shall be completed in a good and workmanlike manner in accordance with all applicable building codes.

SCHEDULE B-1

LOCATION OF HVAC UNITS

[LANDLORD TO PROVIDE SCHEDULE – THIS WAS THE SCHEDULE LOUIS USED AS THE MEETING]

SCHEDULE “C”

AREA CERTIFICATE

CANADA GOOSE RENTABLE AREA CALCULATION:

TENANT'S /USABLE AREA:	116,714 SF
RENTABLE AREA:	122,541 SF

LEGEND:

- CANADA GOOSE TENANT/USABLE AREA
- BUILDING COMMON AREA
- VERTICAL PENETRATION

CANADA GOOSE OFFICE
GROUND FLOOR PLAN
SECOND FLOOR PLAN

GROUND FLOOR AREA STATISTIC:

FULL FLOOR AREA/FLOOR RENTABLE AREA:	105,770 SF
BUILDING COMMON AREA:	6,104 SF
FLOOR COMMON AREA:	N/A
FLOOR USABLE AREA:	105,770 SF
FLOOR R/U RATIO:	1
R/U RATIO:	1.059

SECOND FLOOR AREA STATISTIC:

FULL FLOOR AREA/FLOOR RENTABLE AREA:	28,801 SF
BUILDING COMMON AREA:	2,765 SF
FLOOR COMMON AREA:	N/A
FLOOR USABLE AREA:	28,801 SF
FLOOR R/U RATIO:	1
R/U RATIO:	1.059

BUILDING R/U RATIO:

BUILDING RENTABLE AREA:	194,740 SF
BUILDING COMMON AREA:	10,869 SF
BUILDING RENTABLE AREA - BUILDING COMMON AREA:	183,871 SF
BUILDING R/U RATIO:	1.059

NOTES:

1. [illegible]

2. [illegible]

SCOLLER LEE + ASSOCIATES ARCHITECTS INC.

14 SLATER STREET, TORONTO, ONTARIO [illegible] TEL 416 [illegible]

PROJECT:	HILROY BUILDING 250 BOWIE AVE., TORONTO, ONTARIO
DRAWING TITLE:	CANADA GOOSE AREA CALCULATION (BOMA)
DRAWN:	KW
CHECKED:	MS
SCALE:	N.T.S.
DATE:	02 MAY 2013
SHEET NO.	SK-7
PROJECT NO.	10004

VERIFY ALL DIMENSIONS AND CONDITIONS AT THE JOB SITE. DO NOT SCALE PRINTS.

PLANS AND SPECIFICATIONS ARE THE PROPERTY OF THE ARCHITECT AND MUST BE RETURNED AT THE COMPLETION OF THE WORK OR AT THE REQUEST OF THE ARCHITECT.